News Release
For Immediate Release

Contact:  Thomas X. Geisel, President & CEO, (856) 691-7700

Sun Bancorp, Inc. Reports Third Quarter 2010 Results

VINELAND, NJ – October 28, 2010 – Sun Bancorp, Inc. (NASDAQ: SNBC) reported today a net loss available to common shareholders of $75.3 million, or a loss of $3.14 per diluted share, for the third quarter ended September 30, 2010, compared to a net loss available to common shareholders of $6.5 million, or a loss of $0.28 per diluted share, for the third quarter ended September 30, 2009. As previously reported during the quarter, the Company completed an equity investment of $106.7 million in gross proceeds from private equity funds controlled by WL Ross & Co. LLC, the Company’s founding Brown family shareholders, and other institutional and accredited investors.

The following are key items which affected the results for the third quarter of 2010 as compared to the third quarter of 2009:

●	Loan loss provision of $42.4 million as compared to $16.2 million for the comparable prior year period.

●	Income tax provision of $28.8 million which included a deferred tax valuation allowance of $49.9 million against its entire net deferred tax asset.

●	$7.5 million fair value credit adjustment on customer derivatives.

●	$950,000 other-than-temporary impairment (“OTTI”) charge as compared to $1.9 million for the comparable prior year period.

●
On September 22, 2010, the Company completed the sale of 4,672,750 shares of the Company’s $1.00 par value common stock and 88,009 shares of the Company’s $1.00 par value Series B mandatorily convertible cumulative non-voting perpetual preferred stock, with a liquidation preference of $1,000 per share, for aggregate consideration of $106.7 million in cash.

For the nine months ended September 30, 2010, the Company reported a net loss available to common shareholders of $157.2 million, or a loss of $6.66 per diluted share, as compared to a net loss available to common shareholders of $16.1 million, or a loss of $0.70 per diluted share, for the comparable prior year period. The nine months ended September 30, 2010 included loan loss provision charges of $66.0 million and a goodwill impairment charge of $89.7 million.  The 2009 comparable period included total charges of $18.4 million as a result of the preferred shares issued and subsequently repurchased under the TARP, the FDIC 5 basis point special assessment, as well as OTTI charges.

“The financial results of this quarter reflect the continuing softening in the economy, especially in the commercial real estate and development sectors,” said Thomas X. Geisel, president and chief executive officer. “As a result, borrowers cash flows continue to be impacted and collateral values have yet to consistently stabilize.  With no immediate view to an economic recovery, we have been appropriately prudent in writing down a substantial portion of the credits included here to collateral dependant status.”

    “We have made substantial progress strengthening our balance sheet and addressing problem assets over the past several quarters. The third quarter was no exception as we provided over $42 million for loan losses. In addition this quarter we took a valuation allowance against our deferred tax asset of $49.9 million, however with each dollar of future earning this allowance is reversed dollar for dollar back into earnings and capital,” remarked Geisel. “We are fortunate to have a strong underlying business model and be well-capitalized, which allows us the opportunity to evaluate and execute on various strategies to strengthen the balance sheet, support our customers and look to future growth as we persevere through the current economic environment.”

Discussion of Results:

Balance Sheet

●	Total assets were $3.60 billion at September 30, 2010, as compared to $3.51 billion at June 30, 2010 and $3.58 billion at December 31, 2009.

●
Total loans before allowance for loan losses were $2.68 billion at September 30, 2010 as compared to $2.75 billion at June 30, 2010 and $2.72 billion at December 31, 2009. Compared to linked quarter, commercial loans decreased by $53.4 million, of which $38.3 million related to charge off activity. The remaining decrease was due to reduced loan demand and a decrease in the home equity loan portfolio of $11.8 million.

●
Total deposits at September 30, 2010 equaled $3.05 billion as compared to $2.96 billion at June 30, 2010 and $2.91 billion at December 31, 2009. Interest-bearing deposits increased $83.2 million, or 3.4% over the linked quarter as interest-bearing demand deposits and certificates of deposit increased $61.2 million, or 4.8%, and $35.2 million, or 3.9%, respectively, offset by a decrease in savings deposits of $13.2 million, or 4.4%. The increases in interest-bearing demand deposits and certificates of deposit were attributable to increases in retail deposits and public funds of $21.4 million, or 1.2%, and $47.5 million, or 12.6%, over the linked quarter. In addition, non-interest-bearing demand deposits increased by $6.9 million, or 1.4%, to $503.3 million at September 30, 2010.

●
During the third quarter of 2010, the Company established a valuation allowance of $49.9 million against its entire net deferred tax asset after concluding that it was more likely than not that it would not be realized. Accordingly, this valuation allowance was recorded as income tax expense during the quarter and offset a $21 million income tax benefit recorded during the quarter that related primarily to taxes recoverable from loss carry back claims. This resulted in a net income tax provision of $28.8 million for the quarter ended September 30, 2010.

Net Interest Income and Margin

●
On a tax equivalent basis, net interest income, decreased $374,000 over the linked quarter to $28.3 million primarily due to lower yields earned on loans and investment securities. The net interest margin was 3.47% for the third quarter, as compared to the linked quarter of 3.62% and 3.36% for the comparable prior year quarter.

●
The yield on earning assets decreased 18 basis points over the linked quarter from 4.71% to 4.53% at September 30, 2010 due to lower yields on loans (decrease of 8 basis points to 4.76%) and investments (decrease of 30 basis points to 3.85%). Adjusted for non-accrual interest reversals during the period, the Company’s net interest margin was 3.61% for the third quarter 2010, as compared to adjusted 3.74% for the linked quarter.

●
The yield on interest-bearing liabilities decreased 3 basis points over the linked quarter from 1.32% to 1.29%. The cost of interest-bearing deposits of 1.14% for the third quarter continued to trend downward in comparison to prior periods as it decreased 2 basis points from 1.16% for the linked quarter and 45 basis points from 1.59% for the comparable prior year quarter.  The interest rate spread was 3.24% for the third quarter 2010, as compared to 3.39% for the linked quarter and 3.06% for the comparable prior year quarter.

Non-Interest Income

●
Non-interest income decreased $6.8 million over the linked quarter and $6.8 million over the comparable prior year quarter resulting in a loss of $2.4 million. The decrease and loss over the linked quarter was primarily attributable to a $7.5 million fair value credit adjustment on the Company’s derivative portfolio, resulting from credit deterioration of the Company’s commercial loan counterparties.

●	The Company recognized a pre-tax OTTI charge during the third quarter of $950,000 related to one dividend deferring single issuer trust preferred security.

●
Gain on sale of loans increased over the linked quarter $209,000 to $921,000 due to higher mortgage loan production and sales, offset by a decrease in service charges on deposits of $175,000 attributable to lower nonsufficient funds and overdraft fees as a result of implementing revised Regulation E requirements.

 Non-Interest Expense

●
The Company incurred $29.3 million of operating non-interest expense, an increase of $1.4 million, or 4.9%, over the linked quarter and $2.5 million, or 9.2%, over the comparable prior year quarter. Third quarter results included expenses of $1.1 million of share based compensation expense related to the granting of options and restricted stock to employees and directors and $1.3 million of retirement and resignation expenses for certain board members.

Asset Quality

●
Provision expense for the third quarter was $42.4 million, an increase of $28.5 million, or 203.5%, over the linked quarter, and an increase of $26.2 million, or 161.3%, over the comparable prior year quarter. The allowance for loan losses was $74.6 million at September 30, 2010, or 2.78% of outstanding loans, as compared to the allowance for loan losses to outstanding loans of 2.69% at June 30, 2010 and 2.21% at December 31, 2009.  Net charge-offs during the third quarter were $41.6 million, or 1.52% of average loans, as compared to $3.5 million, or 0.13% of average loans for the linked quarter and $14.5 million, or 0.53% of average loans outstanding for the comparable prior year quarter. The higher provision expense was attributable to the migration of loans to higher risk categories and a higher level of charge-offs on commercial real estate collateral deficiencies due to continued weakness in the commercial real estate market. This quarter also includes a $9 million charge-off for a fraud related to one commercial relationship.

●
Total non-performing assets were $208.8 million, or 7.77% of total loans and real estate owned, as compared to $127.0 million at June 30, 2010, or 4.62% of total loans and real estate owned and $105.4 million at December 31, 2009, or 3.86% of total loans and real estate owned. The increase in non-performing assets was primarily the result of a $72.1 million increase in non-accrual loans which was a result of significant increases in the number of relationships placed on non-accrual, including eight commercial relationships totaling $46.7 million in the aggregate. The allowance for loan losses to non-performing loans was 36.46% at September 30, 2010, as compared to 59.87% at June 30, 2010 and 62.56% at December 31, 2009. As of September 30, 2010 approximately $140 million in non-performing loans are designated as collateral dependent and have been fully charged-down to current appraised values less cost of liquidation.

 Capital

●
Stockholders’ equity totaled $303.0 million at September 30, 2010 compared to $356.6 million at December 31, 2009.  On September 22, 2010, the Company completed the sale of 4,672,750 shares of the Company’s $1.00 par value common stock and 88,009 shares of the Company’s $1.00 par value Series B mandatorily convertible cumulative non-voting perpetual preferred stock, with a liquidation preference of $1,000 per share, for aggregate consideration of $106.7 million in cash. Each share of the Series B preferred stock will convert into shares of common stock, which will qualify as Tier 1 capital, at a conversion price of $4.00 following shareholder approval.  The Company’s tangible equity to tangible assets was 7.13% at September 30, 2010, as compared to 6.43% at June 30, 2010 and 6.24% at December 31, 2009.  At September 30, 2010, the Company’s total risk-based capital ratio, Tier 1 capital ratio and the leverage capital ratio were approximately 12.71%. 8.03%, and 6.68%, respectively.  At September 30, 2010, Sun National Bank’s total risk-based capital ratio, Tier 1 capital ratio and the leverage capital ratio were approximately 12.04%, 10.77%, and 8.91%, respectively.

    The Company will hold its regularly scheduled conference call on Friday, October 29, 2010, at 11:00 a.m. (ET).  Participants may listen to the live Web cast through the Sun Bancorp Web site at www.sunnb.com.  Participants are advised to log on 10 minutes ahead of the scheduled start of the call.  An Internet-based replay will be available at the Web site for two weeks following the call.

Sun Bancorp, Inc. (Nasdaq: SNBC) is a $3.6 billion asset bank holding company headquartered in Vineland, New Jersey. Its primary subsidiary is Sun National Bank, serving customers through more than 60 locations in New Jersey. Sun National Bank has been named one of Forbes Magazine's "Most Trustworthy Companies" for five years running.  The Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the Federal Deposit Insurance Corporation (FDIC). For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnb.com.

The foregoing material contains forward-looking statements concerning the financial condition, results of operations and business of the Company.  We caution that such statements are subject to a number of uncertainties and actual results could differ materially, and, therefore, readers should not place undue reliance on any forward-looking statements.  The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Non-GAAP Financial Measures

This release references adjusted net interest margin. Adjusted net interest margin is derived from GAAP net interest income adjusted by adding back interest income that would have been earned had the loans been on accrual status.  We believe the presentation of adjusted net interest margin provides additional transparency of underlying trends.  Adjusted net interest margin for the quarters ending September 30, 2010 and June 30, 2010 is calculated by adding $1.2 million and $966,000, respectively, of non-accrual interest reversals, annualized, to interest income of $28.3 million and $28.7 million, respectively, and dividing the balance by average interest-earning assets of $3.3 billion and $3.2 billion, respectively.

SUN BANCORP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS (Unaudited)
(Dollars in thousands, except per share amounts)
	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Profitability for the period:
Net interest income	$27,886	$26,466	$83,689	$72,089
Provision for loan losses	42,429	16,237	66,007	27,187
Non-interest (loss) income	(2,352)	4,476	7,715	11,529
Non-interest expense	29,341	26,867	173,103	78,334
Loss before income taxes	(46,236)	(12,162)	(147,706)	(21,903)
Net loss	(74,993)	(6,542)	(156,925)	(10,791)
Net loss available to common shareholders	$(75,267)	$(6,542)	$(157,199)	$(16,142)
Financial ratios:
Return on average assets(1)	(8.38)%	(0.73)%	(5.87)%	(0.40)%
Return on average equity(1)	(104.19)%	(7.16)%	(62.40)%	(3.66)%
Return on average tangible equity(1),(2)	(126.27)%	(11.81)%	(93.03)%	(5.80)%
Net interest margin(1)	3.47%	3.36%	3.55%	3.03%
Efficiency ratio	114.91%	86.83%	189.38%	93.68%
Efficiency ratio, excluding non-operating income and non-operating expense(3)	110.79%	81.74%	187.43%	86.67%

Loss per common share:
Basic	$(3.14)	$(0.28)	$(6.66)	$(0.70)
Diluted	$(3.14)	$(0.28)	$(6.66)	$(0.70)

Average equity to average assets	8.05%	10.17%	9.41%	10.88%
	September 30,		December 31,
	2010	2009	2009
At period-end:
Total assets	$3,603,637	$3,545,639	$3,578,905
Total deposits	3,051,894	2,932,880	2,909,268
Loans receivable, net of allowance for loan losses	2,608,199	2,663,697	2,657,694
Investments	479,055	428,696	457,192
Borrowings	43,179	65,873	146,193
Junior subordinated debentures	92,786	92,786	92,786
Shareholders' equity	303,038	362,457	356,593

Credit quality and capital ratios:
Allowance for loan losses to gross loans	2.78%	1.70%	2.21%
Non-performing assets to gross loans and real estate owned	7.77%	3.46%	3.86%
Allowance for loan losses to non-performing loans	36.46%	54.58%	62.56%

Total capital (to risk-weighted assets):
Sun Bancorp, Inc.	12.71%	11.48%	11.38%
Sun National Bank	12.04%	10.99%	10.87%
Tier 1 capital (to risk-weighted assets):
Sun Bancorp, Inc.	8.03%	10.23%	10.12%
Sun National Bank	10.77%	9.74%	9.61%
Leverage Ratio:
Sun Bancorp, Inc.	6.68%	9.21%	9.08%
Sun National Bank	8.91%	8.78%	8.58%

Book value per common share	$7.62	$15.63	$15.29
Tangible book value per common share	$5.86	$9.46	$9.19
(1) Amounts for the nine months ended are annualized.
(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

(3) Efficiency ratio, excluding non-operating income and non-operating expense, is computed by dividing non-interest expense for the period by the summation of net interest income and non-interest income. Non-interest expense for the nine months ended September 30, 2010 excludes a goodwill impairment charge of $89.7 million. Non-interest income for the three and nine months ended September 30, 2010 exclude a net impairment loss on available for sale securities of $950,000, respectively. Non-interest income for the three and nine months ended September 30, 2009 exclude a net impairment loss on available for sale securities of $1.9 million and $6.8 million, respectively.

SUN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)
(Dollars in thousands, except par value amounts)
	September 30, 2010	December 31, 2009
ASSETS
Cash and due from banks	$47,207	$53,857
Interest-earning bank balances	158,058	5,263
Cash and cash equivalents	205,265	59,120
Investment securities available for sale (amortized cost of $458,808 and $435,267 at September 30, 2010 and December 31, 2009, respectively)	460,246	434,738
Investment securities held to maturity (estimated fair value of $4,008 and $7,121 at September 30, 2010 and December 31, 2009, respectively)	3,883	6,955
Loans receivable (net of allowance for loan losses of $74,579 and $59,953 at September 30, 2010 and December 31, 2009, respectively)	2,608,199	2,657,694
Restricted equity investments	14,926	15,499
Bank properties and equipment, net	53,331	53,246
Real estate owned	4,272	9,527
Accrued interest receivable	10,794	12,235
Goodwill	38,188	127,894
Intangible assets, net	11,552	14,316
Deferred tax assets, net	-	20,721
Bank owned life insurance (BOLI)	74,204	77,753
Other assets	118,777	89,207
Total assets	$3,603,637	$3,578,905

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits	$3,051,894	$2,909,268
Federal funds purchased	-	89,000
Securities sold under agreements to repurchase – customers	15,702	18,677
Advances from the Federal Home Loan Bank of New York (FHLBNY)	4,308	15,215
Securities sold under agreements to repurchase – FHLBNY	15,000	15,000
Obligations under capital lease	8,169	8,301
Junior subordinated debentures	92,786	92,786
Deferred tax liabilities, net	293	-
Other liabilities	112,447	74,065
Total liabilities	3,300,599	3,222,312

Shareholders’ equity:
Preferred stock, $1 par value, 1,000,000 shares authorized; 88,009 shares of Series B convertible perpetual stock; liquidation value $1,000 per share, issued and outstanding at September 30, 2010	88,009	-
Common stock, $1 par value, 50,000,000 shares authorized; 30,333,183 shares issued and 28,226,460 shares outstanding at September 30, 2010; 25,435,994 shares issued and 23,329,271 shares outstanding at December 31, 2009	30,333	25,436
Additional paid-in capital	371,450	362,189
Retained deficit	(161,522)	(4,597)
Accumulated other comprehensive gain (loss)	1,144	(149)
Deferred compensation plan trust	(214)	(124)
Treasury stock at cost, 2,106,723 shares at September 30, 2010 and December 31, 2009	(26,162)	(26,162)
Total shareholders’ equity	303,038	356,593
Total liabilities and shareholders’ equity	$3,603,637	$3,578,905

SUN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Dollars in thousands, except share and per share amounts)
	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2010		2009		2010	2009
INTEREST INCOME
Interest and fees on loans		$32,664		$33,299	$97,976	$98,487
Interest on taxable investment securities		2,963		3,405	9,002	11,341
Interest on non-taxable investment securities		741		969	2,634	2,695
Dividends on restricted equity investments		204		219	637	609
Total interest income		36,572		37,892	110,249	113,132
INTEREST EXPENSE
Interest on deposits		7,260		9,797	22,123	36,132
Interest on funds borrowed		372		548	1,352	1,511
Interest on junior subordinated debentures		1,054		1,081	3,085	3,400
Total interest expense		8,686		11,426	26,560	41,043
Net interest income		27,886		26,466	83,689	72,089
PROVISION FOR LOAN LOSSES		42,429		16,237	66,007	27,187
Net interest (loss) income after provision for loan losses		(14,543)		10,229	17,682	44,902
NON-INTEREST INCOME
Service charges on deposit accounts		2,869		3,150	8,857	9,290
Other service charges		92		85	270	246
Gain on sale of loans		921		711	2,236	1,749
Gain on derivative instruments		-		-	-	212
Investment products income		708		894	2,103	2,172
BOLI income		545		575	1,622	1,649
Net impairment losses on available for sale securities:
Total impairment losses	(4,005)		(1,928)		(4,005)	(6,764)
Portion of loss recognized in other comprehensive income (before taxes)	3,055		-		3,055	-
Net impairment losses recognized in earnings		(950)		(1,928)	(950)	(6,764)
Derivative credit valuation adjustment		(7,498)		(45)	(9,509)	25
Other		961		1,034	3,086	2,950
Total non-interest (loss) income		(2,352)		4,476	7,715	11,529
NON-INTEREST EXPENSE
Salaries and employee benefits		15,079		14,154	42,299	39,333
Occupancy expense		3,030		2,689	9,465	8,606
Equipment expense		1,663		1,619	5,149	4,842
Data processing expense		1,039		980	3,226	3,042
Amortization of intangible assets		922		1,177	2,764	3,532
Goodwill impairment		-		-	89,706	-
Insurance expense		2,105		1,519	5,632	6,292
Professional fees		461		595	1,504	1,480
Advertising expense		833		251	1,945	1,667
Real estate owned expense, net		93		854	403	1,127
Other		4,116		3,029	11,010	8,413
Total non-interest expense		29,341		26,867	173,103	78,334
LOSS BEFORE INCOME TAXES		(46,236)		(12,162)	(147,706)	(21,903)
INCOME TAX EXPENSE (BENEFIT)		28,757		(5,620)	9,219	(11,112)
NET LOSS		(74,993)		(6,542)	(156,925)	(10,791)
Preferred stock dividends and discount accretion		274		-	274	5,351
NET LOSS AVAILABLE TO COMMON SHAREHOLDERS		$(75,267)		$(6,542)	$(157,199)	$(16,142)
Basic loss per share		$(3.14)		$(0.28)	$(6.66)	$(0.70)
Diluted loss per share		$(3.14)		$(0.28)	$(6.66)	$(0.70)
Weighted average shares – basic	23,960,691		23,162,992		23,587,981	23,104,419
Weighted average shares – diluted	23,960,691		23,162,992		23,587,981	23,104,419

SUN BANCORP, INC. AND SUBSIDIARIES
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(Dollars in thousands)
	2010	2010	2010	2009	2009
	Q3	Q2	Q1	Q4	Q3
Balance sheet at quarter end:
Cash and cash equivalents	$205,265	$52,810	$52,570	$59,120	$60,254
Investment securities	479,055	428,362	430,104	457,192	428,696
Loans:
Commercial and industrial	2,235,715	2,289,148	2,238,967	2,249,365	2,234,616
Home equity lines of credit	244,274	252,425	257,368	258,592	261,206
Home equity term loans	58,305	61,941	65,857	68,592	71,578
Residential real estate	85,554	79,034	71,452	75,322	72,292
Other	58,930	62,956	63,924	65,776	70,072
Total gross loans	2,682,778	2,745,504	2,697,568	2,717,647	2,709,764
Allowance for loan losses	(74,579)	(73,752)	(63,292)	(59,953)	(46,067)
Net loans	2,608,199	2,671,752	2,634,276	2,657,694	2,663,697
Goodwill	38,188	38,188	127,894	127,894	127,894
Intangible assets, net	11,552	12,474	13,395	14,316	15,237
Total assets	3,603,637	3,512,310	3,531,998	3,578,905	3,545,639
Total deposits	3,051,894	2,961,816	2,924,815	2,909,268	2,932,880
Federal funds purchased	-	37,000	25,000	89,000	6,000
Securities sold under agreements to repurchase - customers	15,702	17,156	15,767	18,677	21,018
Advances from FHLBNY	4,308	4,613	14,916	15,215	15,512
Securities sold under agreements to repurchase - FHLBNY	15,000	15,000	15,000	15,000	15,000
Obligations under capital lease	8,169	8,217	8,260	8,301	8,343
Junior subordinated debentures	92,786	92,786	92,786	92,786	92,786
Total shareholders' equity	303,038	273,161	356,129	356,593	362,457
Quarterly average balance sheet:
Loans:
Commercial and industrial	$2,292,274	$2,262,656	$2,241,443	$2,238,579	$2,247,234
Home equity lines of credit	250,033	256,697	258,359	260,382	263,494
Home equity term loans	60,729	64,051	67,435	69,844	72,830
Residential real estate	82,094	74,427	73,333	75,890	76,626
Other	59,998	62,249	63,804	66,698	70,790
Total gross loans	2,745,128	2,720,080	2,704,374	2,711,393	2,730,974
Securities and other interest-earning assets	518,262	450,947	459,309	433,706	486,274
Total interest-earning assets	3,263,390	3,171,027	3,163,683	3,145,099	3,217,248
Total assets	3,578,296	3,554,630	3,554,244	3,590,339	3,593,037
Non-interest-bearing demand deposits	505,036	471,033	440,860	480,080	476,478
Total deposits	3,043,268	2,957,970	2,919,477	2,886,322	2,946,281
Total interest-bearing liabilities	2,683,915	2,640,155	2,672,746	2,652,540	2,663,226
Total shareholders' equity	287,897	358,300	360,475	364,530	365,440
Capital and credit quality measures:
Total capital (to risk-weighted assets):
Sun Bancorp, Inc.	12.71%	11.09%	11.49%	11.38%	11.48%
Sun National Bank	12.04%	10.64%	10.99%	10.87%	10.99%
Tier 1 capital (to risk-weighted assets):
Sun Bancorp, Inc.	8.03%	9.82%	10.23%	10.12%	10.23%
Sun National Bank	10.77%	9.37%	9.73%	9.61%	9.74%
Leverage ratio:
Sun Bancorp, Inc.	6.68%	8.60%	9.21%	9.08%	9.21%
Sun National Bank	8.91%	8.22%	8.80%	8.58%	8.78%

Average equity to average assets	8.05%	10.08%	10.14%	10.15%	10.17%
Allowance for loan losses to total gross loans	2.78%	2.69%	2.35%	2.21%	1.70%
Non-performing assets to total gross loans and real estate owned	7.77%	4.62%	3.32%	3.86%	3.46%
Allowance for loan losses to non-performing loans	36.46%	59.87%	73.53%	62.56%	54.58%

Other data:
Net charge-offs	$(41,602)	$(3,518)	$(6,261)	$(5,593)	$(14,486)
Non-performing assets:
Non-accrual loans	192,769	120,685	78,403	87,882	80,333
Loans past due 90 days and accruing	11,802	2,500	7,678	7,958	4,067
Real estate owned, net	4,272	3,828	3,688	9,527	9,667
Total non-performing assets	208,843	127,013	89,769	105,367	94,067
Troubled debt restructuring, performing	$20,396	$19,161	$19,353	$-	$-

SUN BANCORP, INC. AND SUBSIDIARIES
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(Dollars in thousands, except share and per share amounts)
	2010	2010	2010	2009	2009
	Q3	Q2	Q1	Q4	Q3
Profitability for the quarter:
Tax-equivalent interest income	$36,971	$37,349	$37,347	$38,425	$38,413
Interest expense	8,686	8,690	9,184	9,799	11,426
Tax-equivalent net interest income	28,285	28,659	28,163	28,626	26,987
Tax-equivalent adjustment	399	479	540	558	521
Provision for loan losses	42,429	13,978	9,600	19,479	16,237
Non-interest (loss) income excluding net impairment losses on available for sale securities	(1,402)	4,416	5,651	5,892	6,404
Net impairment losses on available for sale securities	(950)	-	-	(351)	(1,928)
Non-interest expense excluding amortization of intangible assets and goodwill impairment	28,419	27,060	25,155	24,812	25,690
Amortization of intangible assets and goodwill impairment	922	90,627	921	921	1,177
Loss before income taxes	(46,236)	(99,068)	(2,402)	(11,603)	(12,162)
Income tax expense (benefit)	28,757	(17,898)	(1,640)	(5,263)	(5,620)
Net loss	(74,993)	(81,170)	(762)	(6,340)	(6,542)
Net loss available to common shareholders	$(75,267)	$(81,170)	$(762)	$(6,340)	$(6,542)
Financial ratios:
Return on average assets(1)	(8.38)%	(9.13)%	(0.09)%	(0.71)%	(0.73)%
Return on average equity(1)	(104.19)%	(90.62)%	(0.85)%	(6.96)%	(7.16)%
Return on average tangible equity(1),(2)	(126.27)%	(148.70)%	(1.39)%	(11.44)%	(11.81)%
Net interest margin(1)	3.47%	3.62%	3.56%	3.64%	3.36%
Efficiency ratio	114.91%	361.04%	78.37%	76.57%	86.83%
Efficiency ratio, excluding non-operating income and non-operating expense	110.79%	85.84%	78.37%	75.77%	81.74%
Per share data:
Loss per common share:
Basic	$(3.14)	$(3.46)	$(0.03)	$(0.27)	$(0.28)
Diluted	$(3.14)	$(3.46)	$(0.03)	$(0.27)	$(0.28)
Book value	$7.62	$11.63	$15.22	$15.29	$15.63
Tangible book value	$5.86	$9.48	$9.18	$9.19	$9.46
Average basic shares	23,960,691	23,431,305	23,365,406	23,223,463	23,162,992
Average diluted shares	23,960,691	23,431,305	23,365,406	23,223,463	23,162,992
Operating non-interest income:
Service charges on deposit accounts	$2,869	$3,044	$2,944	$3,150	$3,150
Other service charges	92	99	79	85	85
Gain on sale of loans	921	712	603	603	711
Gain on derivative instruments	-	-	-	50	-
Investment products income	708	792	603	497	894
BOLI income	545	539	538	600	575
Derivative credit valuation adjustment	(7,498)	(1,980)	(31)	(78)	(45)
Other	961	1,210	915	985	1,034
Total operating non-interest (loss) income	(1,402)	4,416	5,651	5,892	6,404
Non-operating loss(3):
Net impairment losses on available for sale securities recognized in earnings	(950)	-	-	(351)	(1,928)
Total non-operating losses	(950)	-	-	(351)	(1,928)
Total non-interest (loss) income	$(2,352)	$4,416	$5,651	$5,541	$4,476
Operating non-interest expense:
Salaries and employee benefits	$15,079	$14,361	$12,859	$12,440	$14,154
Occupancy expense	3,030	2,895	3,540	2,911	2,689
Equipment expense	1,663	1,750	1,736	1,732	1,619
Data processing expense	1,039	1,101	1,086	1,021	980
Amortization of intangible assets	922	921	921	921	1,177
Insurance expense	2,105	2,020	1,507	1,512	1,519
Professional fees	461	459	584	713	595
Advertising expense	833	532	580	786	251
Real estate owned expense, net	93	94	216	28	854
Other	4,116	3,847	3,047	3,669	3,029
Total operating non-interest expense	29,341	27,980	26,076	25,733	26,867
Non-operating expense:
Goodwill impairment	-	89,706	-	-	-
Total non-operating expense	-	89,706	-	-	-
Total non-interest expense	$29,341	$117,686	$26,076	$25,733	$26,867
(1) Amounts are annualized.
(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

(3) Amount consists of items which the Company believes are not a result of normal operations.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	For the Three Months Ended September 30, 2010			For the Three Months Ended September 30, 2009
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable (1),(2):
Commercial and industrial	$2,292,274	$26,620	4.65%	$2,247,234	$26,590	4.73%
Home equity lines of credit	250,033	2,921	4.67	263,494	3,248	4.93
Home equity term loans	60,729	932	6.14	72,830	1,182	6.49
Residential real estate	82,094	1,160	5.65	76,626	1,099	5.74
Other	59,998	1,031	6.87	70,790	1,180	6.67
Total loans receivable	2,745,128	32,664	4.76	2,730,974	33,299	4.88
Investment securities (3)	443,203	4,261	3.85	439,661	5,091	4.63
Interest-earning deposits with banks	75,059	46	0.25	46,613	23	0.20
Total interest-earning assets	3,263,390	36,971	4.53	3,217,248	38,413	4.78
Non-interest-earning assets:
Cash and due from banks	51,660			46,724
Bank properties and equipment, net	52,962			52,058
Goodwill and intangible assets, net	50,324			143,868
Other assets	159,960			133,139
Total non-interest-earning assets	314,906			375,789
Total assets	$3,578,296			$3,593,037

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$1,325,084	2,706	0.82%	$1,112,999	2,658	0.96%
Savings deposits	293,744	550	0.75	299,590	693	0.93
Time deposits	919,404	4,004	1.74	1,057,214	6,446	2.44
Total interest-bearing deposit accounts	2,538,232	7,260	1.14	2,469,803	9,797	1.59
Short-term borrowings:
Federal funds purchased	6,288	5	0.32	42,836	36	0.34
Securities sold under agreements to repurchase - customers	19,003	9	0.19	18,823	12	0.26
Long-term borrowings:
FHLBNY advances (4)	19,412	222	4.57	30,607	361	4.72
Obligations under capital lease	8,194	136	6.64	8,371	139	6.64
Junior subordinated debentures	92,786	1,054	4.54	92,786	1,081	4.66
Total borrowings	145,683	1,426	3.92	193,423	1,629	3.37
Total interest-bearing liabilities	2,683,915	8,686	1.29	2,663,226	11,426	1.72
Non-interest-bearing liabilities:
Non-interest-bearing demand deposits	505,036			476,478
Other liabilities	101,448			87,893
Total non-interest-bearing liabilities	606,484			564,371
Total liabilities	3,290,399			3,227,597
Shareholders' equity	287,897			365,440
Total liabilities and shareholders' equity	$3,578,296			$3,593,037

Net interest income		$28,285			$26,987
Interest rate spread (5)			3.24%			3.06%
Net interest margin (6)			3.47%			3.36%
Ratio of average interest-earning assets to average interest-bearing liabilities			121.59%			120.80%

(1) Average balances include non-accrual loans.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3)  Interest earned on non-taxable investment securities is shown on a tax-equivalent basis assuming a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustment for three months ended September 30, 2010 and 2009 was $399,000 and $521,000, respectively.

(4) Amounts include Advances from FHLBNY and Securities sold under agreements to repurchase - FHLBNY.
(5) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income as a percentage of average interest-earning assets.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	For the Nine Months Ended September 30, 2010			For the Nine Months Ended September 30, 2009
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable (1),(2):
Commercial and industrial	$2,265,644	$79,555	4.68%	$2,237,732	$77,774	4.63%
Home equity lines of credit	254,999	8,969	4.69	266,878	10,080	5.04
Home equity term loans	64,047	3,020	6.29	76,851	3,715	6.45
Residential real estate	76,650	3,236	5.63	74,456	3,264	5.85
Other	62,003	3,196	6.87	75,051	3,654	6.49
Total loans receivable	2,723,343	97,976	4.80	2,730,968	98,487	4.81
Investment securities (3)	439,147	13,629	4.14	450,572	16,015	4.74
Interest-earning deposits with banks	37,242	62	0.22	50,799	81	0.21
Federal funds sold	-	-	-	125	-	-
Total interest-earning assets	3,199,732	111,667	4.65	3,232,464	114,583	4.73
Non-interest-earning assets:
Cash and due from banks	47,359			48,203
Bank properties and equipment, net	52,919			49,637
Goodwill and intangible assets, net	110,380			145,028
Other assets	152,088			140,904
Total non-interest-earning assets	362,746			383,772
Total assets	$3,562,478			$3,616,236

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$1,287,747	8,112	0.84%	$1,038,932	7,969	1.02%
Savings deposits	299,745	1,772	0.79	297,404	2,264	1.02
Time deposits	913,988	12,239	1.79	1,180,923	25,899	2.92
Total interest-bearing deposit accounts	2,501,480	22,123	1.18	2,517,259	36,132	1.91
Short-term borrowings:
Federal funds purchased	22,604	89	0.52	21,154	61	0.38
Securities sold under agreements to repurchase - customers	16,612	22	0.18	17,151	32	0.25
Long-term borrowings:
FHLBNY advances (4)	23,926	829	4.62	32,805	1,090	4.43
Obligations under capital lease	8,238	412	6.67	6,271	328	6.97
Junior subordinated debentures	92,786	3,085	4.43	92,786	3,400	4.89
Total borrowings	164,166	4,437	3.60	170,167	4,911	3.85
Total interest-bearing liabilities	2,665,646	26,560	1.33	2,687,426	41,043	2.04
Non-interest-bearing liabilities:
Non-interest-bearing demand deposits	472,545			435,474
Other liabilities	88,996			100,069
Total non-interest-bearing liabilities	561,541			535,543
Total liabilities	3,227,187			3,222,969
Shareholders' equity	335,291			393,267
Total liabilities and shareholders' equity	$3,562,478			$3,616,236

Net interest income		$85,107			$73,540
Interest rate spread (5)			3.32%			2.69%
Net interest margin (6)			3.55%			3.03%
Ratio of average interest-earning assets to average interest-bearing liabilities			120.04%			120.28%

(1) Average balances include non-accrual loans.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3)  Interest earned on non-taxable investment securities is shown on a tax equivalent basis assuming a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustment for nine months ended September 30, 2010 and 2009 was $1.4 million and $1.5 million, respectively.

(4) Amounts include Advances from FHLBNY and Securities sold under agreements to repurchase - FHLBNY.
(5) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income as a percentage of average interest-earning assets.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	For the Three Months Ended September 30, 2010			For the Three Months Ended June 30, 2010
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable (1),(2):
Commercial and industrial	$2,292,274	$26,620	4.65%	$2,262,656	$26,770	4.73%
Home equity lines of credit	250,033	2,921	4.67	256,697	3,016	4.70
Home equity term loans	60,729	932	6.14	64,051	1,025	6.40
Residential real estate	82,094	1,160	5.65	74,427	1,057	5.68
Other	59,998	1,031	6.87	62,249	1,058	6.80
Total loans receivable	2,745,128	32,664	4.76	2,720,080	32,926	4.84
Investment securities (3)	443,203	4,261	3.85	424,617	4,410	4.15
Interest-earning deposits with banks	75,059	46	0.25	26,330	13	0.20
Total interest-earning assets	3,263,390	36,971	4.53	3,171,027	37,349	4.71
Non-interest-earning assets:
Cash and due from banks	51,660			45,153
Bank properties and equipment, net	52,962			52,715
Goodwill and intangible assets, net	50,324			139,961
Other assets	159,960			145,774
Total non-interest-earning assets	314,906			383,603
Total assets	$3,578,296			$3,554,630

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$1,325,084	2,706	0.82%	$1,276,627	2,625	0.82%
Savings deposits	293,744	550	0.75	304,273	572	0.75
Time deposits	919,404	4,004	1.74	906,037	4,039	1.78
Total interest-bearing deposit accounts	2,538,232	7,260	1.14	2,486,937	7,236	1.16
Short-term borrowings:
Federal funds purchased	6,288	5	0.32	14,423	21	0.58
Securities sold under agreements to repurchase - customers	19,003	9	0.19	15,307	8	0.21
Long-term borrowings:
FHLBNY advances (4)	19,412	222	4.57	22,464	265	4.72
Obligations under capital lease	8,194	136	6.64	8,238	137	6.65
Junior subordinated debentures	92,786	1,054	4.54	92,786	1,023	4.41
Total borrowings	145,683	1,426	3.92	153,218	1,454	3.80
Total interest-bearing liabilities	2,683,915	8,686	1.29	2,640,155	8,690	1.32
Non-interest-bearing liabilities:
Non-interest-bearing demand deposits	505,036			471,033
Other liabilities	101,448			85,142
Total non-interest-bearing liabilities	606,484			556,175
Total liabilities	3,290,399			3,196,330
Shareholders' equity	287,897			358,300
Total liabilities and shareholders' equity	$3,578,296			$3,554,630

Net interest income		$28,285			$28,659
Interest rate spread (5)			3.24%			3.39%
Net interest margin (6)			3.47%			3.62%
Ratio of average interest-earning assets to average interest-bearing liabilities			121.59%			120.11%

(1) Average balances include non-accrual loans.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3)  Interest earned on non-taxable investment securities is shown on a tax-equivalent basis assuming a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustment for three months ended September 30, 2010 and June 30, 2010 was $399,000 and $479,000, respectively.

(4) Amounts include Advances from FHLBNY and Securities sold under agreements to repurchase - FHLBNY.
(5) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income as a percentage of average interest-earning assets.